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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-3 of our report dated August 7, 1998, which appears on page 9 of the 1998 Annual Report to Shareholders of Aastrom Biosciences, Inc. which is incorporated by reference in Aastrom Biosciences, Inc.'s Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  PRICEWATERHOUSECOOPERS LLP
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     PRICEWATERHOUSECOOPERS LLP

Bloomfield Hills, Michigan

October 6, 1998